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                                                                    EXHIBIT 99.1

      E.PIPHANY ENTERS INTO DEFINITIVE AGREEMENT TO ACQUIRE OCTANE SOFTWARE

NEXT-GENERATION SOFTWARE COMPANIES COMBINE TO PROVIDE FIRST WEB-BASED, INTEGRATED SUITE OF INTELLIGENT CUSTOMER INTERACTION SOLUTIONS

         SAN MATEO, Calif. - March 15, 2000- E.piphany, Inc. (Nasdaq: EPNY), a leading provider of customer-focused analytic, campaign management and real-time personalization applications, today announced that it has signed a definitive agreement to acquire privately-held Octane Software, Inc., a next-generation provider of multi-channel customer care applications for sales, service and support. The combination extends E.piphany's first mover advantage by establishing the only web-based, intelligent solution that coordinates and unifies all inbound and outbound interactions with customers in real-time. Together, E.piphany(TM) and Octane(TM) serve more than 125 industry-leading enterprises in e-commerce, financial services, communications, consumer-packaged goods and technology, including American Express Company, Autoweb.com, Charles Schwab & Co., Compaq Computer Corp., Critical Path, GTE, Hewlett Packard Company, Internet Capital Group Inc., Procter & Gamble and WingspanBank.com.

         "To create a successful customer lifecycle management system, large enterprises must intelligently connect outbound sales and marketing with inbound service and support," said Barry Wilderman, Vice President of META Group's Application Delivery Strategic service. "We believe that vendors like E.piphany (with its acquisition of Octane), will deliver integrated suites of applications that span key components of both operational and analytical CRM."

         Under the terms of the definitive agreement, E.piphany will issue approximately 12.8 million shares of its common stock to the shareholders of Octane, or approximately 26.5% of the combined company on a fully diluted basis. The transaction will be accounted for as a purchase. The acquisition is subject to customary closing conditions, including the approval of E.piphany's and Octane's shareholders and regulatory approvals.

         "Today's announcement marks a defining moment for the entire CRM market," said Roger Siboni, president and CEO of E.piphany. "Both companies have invested in building the most sophisticated, web-based product architectures which will facilitate rapid integration of the two product suites, and raise the bar for any company who wishes to compete in this rapidly expanding market. Furthermore, the complementary nature of our business philosophies, vision, management team, employees, products, partnerships and vertical industries is remarkable."

         "E.piphany has clearly demonstrated its expertise and market leadership in providing real-time analytic and personalization technology to drive lifetime customer relationships," said Tim Guleri, CEO of Octane. "At the same time, our delivery of the leading Internet-based applications for sales, service and support has set a new standard in providing high value customer care. Together, we are able to dramatically expand our footprint in the market and provide a suite of solutions that we believe is generations beyond any other offering."

         Mr. Siboni added, "Upon completing the transaction, E.piphany will have an unparalleled management team, with more than 500 worldwide employees, including more than 60 'enterprise-class' quota carrying sales representatives. Combined, we have extensive relationships with leading system integrators,



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resellers, Internet infrastructure providers, and ASP partners. In addition, our shared vision, common culture and geographic headquarter proximity should enable a rapid and seamless integration of the two companies."

ABOUT OCTANE SOFTWARE

         Octane Software, Inc. is a next-generation provider of multi-channel customer interaction applications and infrastructure software for sales, service and support. Built by a team of customer relationship management industry experts, Octane enables companies to provide real-time, interactive customer care to engage, acquire and retain customers in the new Internet economy. With Octane 2000(TM), Octane's award-winning Web-based customer interaction suite, companies can manage business-critical relationships between customers, partners, suppliers and employees over a variety of touchpoints, including Web, email, chat, phone and fax. Octane 2000's open Internet architecture provides a technology set including enterprise integration, Internet-class scalability, actionable business intelligence and a flexible design environment. Headquartered in San Mateo, Calif., with sales offices in Atlanta, Boston, Chicago, Phoenix, European headquarters in the United Kingdom and Asia Pacific headquarters in Australia, Octane can be reached at 1-650-295-6200, U.S. toll-free at 1-877-4OCTANE, via e-mail at info@Octane.com, or on the Web at www.Octane.com.

ABOUT E.PIPHANY

         E.piphany is the provider of real-time analytical applications that create a single enterprise-wide view of the customer enabling insight and personalized action across all touchpoints. The E.piphany E.4(TM) system is designed to help companies get, keep and grow customer relationships for the new Customer Economy. The E.4 system is an integrated suite of software solutions that enable companies to profile and analyze individual customer characteristics and preferences and then leverage that information to drive marketing campaigns and individually tailored products and services. The E.piphany E.4 system combines best-of-breed extraction, data warehousing, reporting, data mining, campaign management and real-time personalization into an integrated platform that eliminates the need to assemble and maintain multiple tools from various vendors. E.piphany E.4 integrates and manages information from existing front-and-back-office systems, third-party data, and other sources, turning every piece of enterprise-wide information into focused customer knowledge. E.piphany E.4 is the only customer-focused analytic, campaign management and real-time personalization application that is designed from the ground up around Internet technology. Headquartered in San Mateo, Calif., with worldwide sales and service centers and European headquarters in the United Kingdom, E.piphany can be reached at 1-877-764-4163 or on the Web at www.epiphany.com.

         E.piphany and Octane will be hosting a press and analyst conference call at 8:00 am PST, March 15, 2000. The call-in number is 1-800-553-0326 in the United States and 612-332-0718 for International callers.

                                       ###

         The statements contained herein including those made by Mr. Siboni and Mr. Guleri constitute forward-looking statements which are subject to certain risks, including the risks that: the merger of the two companies may not be consummated due to failure to obtain timely regulatory and stockholder approval; the ability to integrate the two businesses after the merger; and the ability of the combined business to successfully compete. For a more extensive list of those risks, we refer you to the risk factors listed on the proxy statement/prospectus to be filed with the SEC in connection with the merger.


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ADDITIONAL INFORMATION AND WHERE TO FIND IT

         E.piphany plans to file a Registration Statement on SEC Form S-4 in connection with the merger, and E.piphany and Octane expect to mail a Joint Proxy Statement/Prospectus to stockholders of E.piphany and Octane containing information about the merger. Investors and security holders are urged to read the Registration Statement and the Joint Proxy Statement/Prospectus carefully when they are available. The Registration Statement and the Joint Proxy Statement/Prospectus will contain important information about E.piphany, Octane, the merger and related matters. Investors and security holders will be able to obtain free copies of these documents through the website maintained by the US Securities and Exchange Commission at http://www.sec.gov. Free copies of the Joint Proxy Statement/Prospectus and these other documents may also be obtained by request from E.piphany by accessing the Investor Relations website at E.piphany, Inc. http://www.epiphany.com/irform.html or by mail to E.piphany, Inc., 1900 South Norfolk Street, San Mateo, California 94403, attention:
Investor Relations, telephone: 650-356-3800, or from Octane by sending mail to Octane, 2929 Campus Drive #101, San Mateo, California 94403, attention: Investor Relations, telephone: 650-295-6200.

         In addition to the Registration Statement and the Joint Proxy Statement/Prospectus, E.piphany files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information filed by E.piphany at the SEC public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 or at any of the Commission's other public reference rooms in New York, New York and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. E.piphany's filings with the Commission are also available to the public from commercial document-retrieval services and at the Web site maintained by the Commission at http://www.sec.gov. E.piphany and Octane and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from E.piphany and Octane stockholders in favor of, among other things, the adoption of the merger agreement, in the case of Octane, and the issuance of shares in connection with the merger, in the case of E.piphany. A complete description of these matters and a description of any interests that the directors and executive officers of Octane have in the merger will be available in the Joint Proxy Statement/Prospectus.

         E.piphany, E.4 and the E.piphany logo are trademarks of E.piphany, Inc. Octane, Octane Software, Octane 2000, are trademarks of Octane Software, Inc.

Press Contact:

         Heather McLellan, E.piphany, 650.356.3863, hmclellan@epiphany.com

         Jaia Zimmerman, Octane Software, 650.295.6365, jzimmerman@octane.com

Investor Relations Contact:

         Todd Friedman, E.piphany, 650-356-3934, tfriedman@epiphany.com


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